Exhibit 4.1

GENWORTH HOLDINGS, INC.,

as Issuer

GENWORTH FINANCIAL, INC.,

as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SUPPLEMENTAL INDENTURE NO. 13

Dated as of October 3, 2018

THIS SUPPLEMENTAL INDENTURE No. 13 (this “Supplemental Indenture No. 13”), dated as of October 3, 2018, is by and among GENWORTH HOLDINGS, INC., a Delaware corporation (the “Company”), GENWORTH FINANCIAL, INC., a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, N.A.), a national banking association, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 15, 2004 (the “Base Indenture”) and Supplemental Indenture No. 1 dated as of June 15, 2004 (the “First Supplemental Indenture”), Supplemental Indenture No. 2 dated as of September 19, 2005 (the “Second Supplemental Indenture”), Supplemental Indenture No. 3 dated as of June 12, 2007 (the “Third Supplemental Indenture”), Supplemental Indenture No. 4 dated as of May 22, 2008 (the “Fourth Supplemental Indenture”), Supplemental Indenture No. 5 dated as of December 8, 2009 (the “Fifth Supplemental Indenture”), Supplemental Indenture No. 6 dated as of June 24, 2010 (the “Sixth Supplemental Indenture”), Supplemental Indenture No. 7 dated as of November 22, 2010 (the “Seventh Supplemental Indenture”), Supplemental Indenture No. 8 dated as of March 25, 2011 (the “Eighth Supplemental Indenture”), each between the Company and the Trustee, and Supplemental Indenture No. 9 dated as of April 1, 2013 (the “Ninth Supplemental Indenture”), Supplemental Indenture No. 10 dated as of August 8, 2013 (the “Tenth Supplemental Indenture”), Supplemental Indenture No. 11 dated as of December 10, 2013 (the “Eleventh Supplemental Indenture”) and Supplemental Indenture No. 12 dated as of March 18, 2016 (the “Twelfth Supplemental Indenture”) each among the Company, the Guarantor, and the Trustee (the Base Indenture, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture and this Supplemental Indenture No. 13, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, pursuant to the Indenture, the Company has, from time to time, issued its securities (defined in the Indenture as “Securities”);

WHEREAS, Section 10.02 of the Base Indenture provides that the Company and the Trustee may, with the consent of the holders of a majority in aggregate principal amount of each series of the Securities at the time outstanding which is affected by such supplemental indenture, enter into an indenture supplemental to the Base Indenture for the purpose of amending the Indenture;

WHEREAS, the Company proposes to amend and supplement the Indenture (the “Proposed Amendments”), with respect to each series of Securities identified on Schedule I hereto in accordance with Section 3.01 hereof (each a “series” and together, the “Notes”) and has solicited consents to the Proposed Amendments from holders of the Notes as of the date hereof, upon the terms and subject to the conditions set forth in that certain Consent Solicitation Statement dated September 14, 2018, as the same may be amended, supplemented or modified (the “Consent Solicitation Statement”);

WHEREAS, pursuant to the Consent Solicitation Statement, certain of the Notes held by Holders who gave their consent to the Proposed Amendments, will trade under a new CUSIP number to reflect the Proposed Amendments (each an “Exchange Note” and together the “Exchange Notes”);

WHEREAS, the Company has received and delivered to the Trustee evidence of the requisite consents to effect the Proposed Amendments under the Indenture with respect to each series of Notes;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that this Supplemental Indenture No. 13 complies with the requirements of Article 10 of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 13; and

WHEREAS all requirements necessary to make this Supplemental Indenture No. 13 a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture No. 13 has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the parties mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Relation to Base Indenture. This Supplemental Indenture No. 13 constitutes an integral part of the Base Indenture.

Section 1.02.    Definition of Terms. For all purposes of this Supplemental Indenture No. 13:

(a)    Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)    a term defined anywhere in this Supplemental Indenture No. 13 has the same meaning throughout;

(c)    the singular includes the plural and vice versa; and

(d)    headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2

AMENDMENTS

Section 2.01.    Amendments to Indenture. Effective and operative as of the times set forth in Section 3.01 of this Supplemental Indenture No. 13, the Proposed Amendments, as set forth in this Article 2, shall apply to the Notes.

Section 2.02.    Amendments to Notes. The Exchange Notes will be issued in the same forms as those attached to the supplemental indenture pursuant to which such Notes were issued, except that:

(a)    the Exchange Note for the 4.900% Senior Notes due 2023 shall bear a CUSIP number 372491 AF7 and the ISIN US372491AF77 and the Exchange Note for the 4.800% Senior Notes due 2024 shall bear a CUSIP number 372491 AG5 and the ISIN US372491AG50; and

(b)    each Exchange Note shall bear the following tax legend:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS NOTE ON OUR WEBSITE AT INVESTOR.GENWORTH.COM OR BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 6620 WEST BROAD STREET, RICHMOND, VIRGINIA 23230, ATTENTION: TREASURER.

Section 2.03.    Events of Default. Section 6.01 of the Indenture is hereby amended by amending and restating the final paragraph of Section 6.01(h) to read as follows:

For the avoidance of doubt, none of the bankruptcy, insolvency or other events described in Sections 6.01(f) and 6.01(g), if they occur with respect to Genworth Life Insurance Company, Genworth Life and Annuity Insurance Company and/or Genworth Life Insurance Company of New York or any respective property thereof (including for the avoidance of doubt any subsidiary thereof), shall constitute an Event of Default.

ARTICLE 3

MISCELLANEOUS

Section 3.01.    Effectiveness. (a) This Supplemental Indenture No. 13 shall become effective and binding, but not operative, on the Company, the Guarantor, the Trustee and every Holder of a series of Notes issued and identified on Schedule I as of the date hereof.

(b)    The Proposed Amendments, as set forth in Article 2 hereof, shall become operative with respect to the Notes at such time that the following conditions (the “Additional Conditions”) are satisfied or otherwise waived by the Company:

(1)    the Company, Guarantor and Trustee shall have executed one or more supplemental indentures (including this Supplemental Indenture No. 13) implementing the Proposed Amendments with respect to each series of Securities outstanding at such time under the Indenture;

(2)    there shall not have been instituted or threatened or be pending any action, suit or other proceeding or investigation by any governmental authority or agency or any other person that (x) questions the legality, validity, binding effect, enforceability or effectiveness of the Proposed Amendments or the entering into of this Supplemental Indenture No. 13 in respect of any series of Notes; (y) seeks to have the Notes of any series paid before maturity or which questions the accuracy or completeness of any of the statements made in the Consent Solicitation Statement or in any of the other documents referred to therein; or (z) if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, the implementation of the Proposed Amendments with respect to any series of Notes, the entering into of this Supplemental Indenture No. 13 or any other action contemplated by the Consent Solicitation Statement; and

(3)     the Trustee shall have received written notice from the Company stating that the Additional Conditions set forth in clauses (1) and (2) of this Section 3.01(b) have been satisfied or otherwise waived by the Company.

(c)    Upon becoming operative (and not before), all provisions of this Supplemental Indenture No. 13 shall be deemed to be incorporated in, and made part of, the Indenture with respect to the Notes and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture No. 13 with respect to the Notes, unless the context otherwise requires. Upon becoming operative (and not before), the Indenture as amended and supplemented by this Supplemental Indenture No. 13 shall be read, taken and construed as one and the same instrument with respect to the Notes.

(d)    The Company, in its sole discretion, may determine that this Supplemental Indenture No. 13 shall have no effect, shall not become operative, and that the Proposed Amendments shall not constitute a part of the Indenture by providing notice to such effect to the Trustee.

Section 3.02.    Amendments to Schedule I. The Company may from time to time amend and restate Schedule I hereof in order to identify additional series of Notes subject to this Supplemental Indenture No. 13 by delivering to the Trustee such amended and restated Schedule I hereof, together with an Officers’ Certificate and Opinion of Counsel to the effect that all conditions precedent under the Indenture required to effect the Proposed Amendments with respect to such additional series of Notes have been complied with, whereupon this Supplemental Indenture No. 13 will be binding upon such additional series of Notes as if such series of Notes had been originally identified herein in Schedule I.

Section 3.03.    Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 3.04.    Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 13.

Section 3.05.    New York Law to Govern. THIS SUPPLEMENTAL INDENTURE NO. 13 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 3.06.    Separability. In case any one or more of the provisions contained in this Supplemental Indenture No. 13 or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture No. 13 or of the Notes, but this Supplemental Indenture No. 13 and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 3.07.    Counterparts. This Supplemental Indenture No. 13 may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.08.    Benefits Acknowledged. The Guarantor acknowledges that it will receive direct and indirect benefits from this Supplemental Indenture No. 13 and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 13 to be duly executed, as of the day and year first written above.

GENWORTH HOLDINGS, INC., as Issuer

By:	/s/ Kelly L. Groh
	Name:	Kelly L. Groh
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Supplemental Indenture No. 13]

GENWORTH FINANCIAL, INC., as Guarantor

By:	/s/ Kelly L. Groh
	Name:	Kelly L. Groh
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Supplemental Indenture No. 13]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Karen Yu
	Name:	Karen Yu
	Title:	Vice President

[Signature page to Supplemental Indenture No. 13]

SCHEDULE I

7.700% Senior Notes due 2020

7.20% Senior Notes due 2021

7.625% Senior Notes due 2021

4.900% Senior Notes due 2023

4.800% Senior Notes due 2024

6.500% Senior Notes due 2034